AMENDMENT TO
LICENSE AGREEMENT

This FOURTH AMENDMENT TO THE LICENSE AGREEMENT (this “Amendment”), is made effective as of May 2, 2007 by and between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 3400 N. Charles Street, Baltimore, MD 21218-2695 (“JHU”), and EyeTel Imaging, Inc., a Delaware corporation (the “Company”) (each of JHU and the Company, a “Party”), having a principal place of business at 9130 Guilford Road, Columbia, MD 21046.

RECITALS

The Parties have entered into that certain License Agreement between the Parties dated January 14, 1997, as further amended by a first letter amendment dated October 21, 1997, a second letter amendment dated June 2, 1999 and a third amendment dated May 5, 2004 (collectively, the “Agreement”), pursuant to which the Company has licensed certain intellectual property from JHU.

The Parties desire to amend the Agreement as set forth herein.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

AGREEMENTS

1.
Exclusive Rights. The Parties acknowledge that the Company has elected not to pursue foreign patent applications with respect to the Patent Rights in Canada and the European Union, but the Parties agree that, notwithstanding anything to the contrary in Section 8.1 of the Agreement, the Company shall still have an Exclusive License in each such jurisdiction.

2.	Registration Rights. The Parties agree that any piggy back registration rights in favor of JHU referred to in the Agreement or the Stock Subscription Agreement are null and void.

3.	Ratification. Except as otherwise modified by this Amendment, the provisions of the Agreement shall continue to be and remain in full force and effect.

4.
Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile). Each such counterpart shall be deemed an original, and all of such counterparts together shall be one instrument.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

EYETEL IMAGING, INC.

By:	/s/ John C. Garbarino
Print Name: John C. Garbarino
Title: President and Chief Executive Officer

THE JOHNS HOPKINS UNIVERSITY

By:	/s/ Wesley D. Blakeslee
Print Name: Wesley D. Blakeslee
Title: Executive Director